                                                                      Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE
                      (in millions, except per share data)

                                                                                          Year Ended 30 September
                                                                             -----------------------------------------------
                                                                                 1994              1993              1992
                                                                             ------------      -----------       -----------
Earnings
  Income before extraordinary item and cumulative effect of
  accounting changes                                                             $233.5            $200.9            $277.0
  Extraordinary item - loss on early retirement of debt, net of
  income tax benefit of $3.5                                                        --                --               (6.0)
  Cumulative effect of accounting changes                                          14.3               --                --
                                                                             -----------       -----------       -----------
    Net income                                                                   $247.8            $200.9            $271.0
                                                                             ===========       ===========       ===========
Primary shares
  Average common shares outstanding during the year                               113.6             113.9             113.0
  Common stock equivalents from stock option and award plans                        2.0               2.0               2.4
                                                                             -----------       -----------       -----------
    Adjusted average common shares outstanding                                    115.6             115.9             115.4
                                                                             ===========       ===========       ===========
Primary earnings per share
  Income before extraordinary item and cumulative effect of accounting
  changes                                                                          $2.02             $1.73             $2.40
  Extraordinary item                                                                --                --               (0.05)
  Cumulative effect of accounting changes                                           0.12              --                --
                                                                             -----------       -----------       -----------
    Net income                                                                     $2.14             $1.73             $2.35
                                                                             ===========       ===========       ===========
Fully diluted shares
  Average common shares outstanding during the year                               113.6             113.9             113.0
  Shares issuable from stock option and award plans                                 2.0               2.0               2.4
                                                                             -----------       -----------       -----------
    Adjusted average common shares outstanding                                    115.6             115.9             115.4
                                                                             ===========       ===========       ===========
Fully diluted earnings per share
  Income before extraordinary item and cumulative effect of accounting
  changes                                                                          $2.02             $1.73             $2.40
  Extraordinary item                                                                --                --               (0.05)
  Cumulative effect of accounting changes                                           0.12              --                --
                                                                             -----------       -----------       -----------
    Net income                                                                     $2.14             $1.73             $2.35
                                                                             ===========       ===========       ===========


  Note: The above calculations are submitted in accordance with Regulation S-K Item 601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because the dilution of earnings per share is less than 3%.